Exhibit 32.2

CERTIFICATION OF

J. ROE BUCKLEY / EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

OF MEWBOURNE DEVELOPMENT CORPORATION

PURSUANT TO 18 U.S.C. § 1350

I, J. Roe Buckley, Executive Vice President and Chief Financial Officer of Mewbourne Development Corporation, Managing General Partner of Mewbourne Energy Partners 04-A, L.P. (the “Registrant”), hereby certify that the accompanying report on Form 10-K, for the annual period ended December 31, 2008 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Registrant fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ J. Roe Buckley
Name:	J. Roe Buckley
Date:	March 31, 2009